Exhibit 99.1

CERTIFICATION

Solely for the purpose of complying with 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of Wolverine World Wide, Inc. (the "Company") that the Annual Report of the Company on Form 10-K for the year ended December 28, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Dated: March 27, 2003	/s/ Timothy J. O'Donovan
Timothy J. O'Donovan President and Chief Executive Officer

Dated: March 27, 2003	/s/ Stephen L. Gulis, Jr.
Stephen L. Gulis, Jr. Executive Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to Wolverine World Wide, Inc. and will be retained by Wolverine World Wide, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.